January 2014 Preliminary Terms No. 85 Registration Statement No. 333-177923 Dated January 22, 2014 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS offered are unsecured and unsubordinated obligations of JPMorgan Chase & Co., will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement no. MS-1-II, underlying supplement no. 1-I, the prospectus supplement and the prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. If the basket has declined in value but has not declined by more than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the basket has declined by more than the buffer amount, at maturity investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the basket closing value on the valuation date. All payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Weighting
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	50%
	FTSETM 100 Index (the “UKX Index”)	UKX	25%
	TOPIX® Index (the “TPX Index”)	TPX	10%
	Shares of the iShares® MSCI Emerging Markets ETF (the “EEM ETF”)	EEM	15%
We refer to the SX5E Index, the UKX Index and the TPX Index as the underlying indices; shares of the EEM ETF as the ETF Shares; and the underlying indices and the ETF Shares collectively as the basket components. Because the SX5E Index makes up 50% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SX5E Index.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount Buffered PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS,
$10
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS,
($10 × basket performance factor) + $1.00
This amount will be less than the stated principal amount of $10 per Buffered PLUS. However, subject to the credit risk of JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	150%
Buffer amount:	10%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	At least $12.20 (at least 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $12.20 per Buffered PLUS.
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	January , 2014 (expected to price on or about January 24, 2014)
Original issue date (settlement date):	January , 2014 (3 business days after the pricing date)
Valuation date:	July 25, 2016, subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Determination Date” in the accompanying product supplement no. MS-1-II
Maturity date:	July 28, 2016, subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-1-II
CUSIP / ISIN:	48127A211 / US48127A2116
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per Buffered PLUS	$10.00	$0.225	$9.775
Total	$	$	$
(1)	See “Additional Information about the Buffered PLUS — Use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.225 per $10 stated principal amount Buffered PLUS. See “Underwriting (Conflicts of Interest)” beginning on page PS-49 of the accompanying product supplement no. MS-1-II.

If the Buffered PLUS priced today and assuming a maximum payment at maturity equal to $12.20 per $10.00 security, the estimated value of the Buffered PLUS as determined by JPMS would be approximately $9.675 per $10 stated principal amount Buffered PLUS. JPMS’s estimated value of the Buffered PLUS on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $9.50 per $10 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-1-II, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I and “Risk Factors” beginning on page 5 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-1-II, UNDERLYING SUPPLEMENT NO. 1-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. MS-1-II dated February 6, 2013: http://www.sec.gov/Archives/edgar/data/19617/000095010313000899/crt_dp36035-424b2.pdf

Underlying supplement no. 1-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf

Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the index return or share return, as applicable, for such basket component on the valuation date
Index return:	With respect to each underlying index: final index value – initial index value initial index value
Initial index value:	With respect to each Underlying Index, the index closing value of that underlying index on the pricing date
Final index value:	With respect to each Underlying Index, the index closing value of that underlying index on the valuation date
Share return:	With respect to the ETF Shares: final share price – initial share price initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date
Adjustment factor:	Set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of PLUS — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-1-II.
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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of potential positive performance of the basket.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of negative performance in the basket.

Maturity:	Approximately 2.5 years
Leverage factor:	150%
Buffer amount:	10%
Maximum payment at maturity:	At least $12.20 (At least 122.00% of the stated principal amount) per Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	$1.00 per Buffered PLUS. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Basket component weightings:	50% for the SX5E Index, 25% for the UKX Index, 10% for the TPX Index and 15% for the ETF Shares
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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the asset. If the asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the asset, subject to the minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the asset has not depreciated by more than the specified buffer amount, investors will receive the stated principal amount of their investment, or (ii) if the asset has depreciated by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. Because the SX5E Index makes up 50% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SX5E Index.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The basket increases in value and, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus 150% of the basket percent increase, subject to the maximum payment at maturity of at least $12.20 (at least 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final basket value is equal to the initial basket value or declines in value by no more than 10% and, at maturity, the Buffered PLUS pay the stated principal amount of $10 per Buffered PLUS.
Downside Scenario	The basket declines in value by more than 10% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value, plus the buffer amount of 10%. (Example: if the basket decreases in value by 20%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 20% plus the buffer amount of 10%, or $9 per Buffered PLUS.) The minimum payment at maturity is $1.00 per Buffered PLUS, subject to the credit risk of JPMorgan Chase & Co.
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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	150%
Hypothetical maximum payment at maturity:	$12.20 (122.00% of the stated principal amount) per Buffered PLUS (which represents the lowest hypothetical maximum payment at maturity)*
Minimum payment at maturity:	$1.00 per Buffered PLUS

*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $12.20 per Buffered PLUS.

Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount Buffered PLUS investors will receive the $10 stated principal amount plus 150% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of approximately 114.667% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $10 per Buffered PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value, plus the buffer amount of 10%. The minimum payment at maturity is $1.00 per Buffered PLUS.
▪	For example, if the basket depreciates 50%, investors will lose 40% of their principal and receive only $6 per Buffered PLUS at maturity, or 60% of the stated principal amount.
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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical component prices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. For purposes of the following examples, (i) an “initial component value” means the initial index value of an underlying index or the initial share price, as applicable, and (ii) a “final component value” means the initial index value of an underlying index or the final share price, as applicable. Actual results will vary.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	% Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
SX5E Index	50%	3,150.00	3,307.50	+5%
UKX Index	25%	6,830.00	7,171.50	+5%
TPX Index	10%	1,300.00	1,365.00	+5%
ETF Shares	15%	$40.00	$42.00	+5%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of each such basket component:

[(3,307.50 – 3,150.00) / 3,150.00] × 50% = 2.50%
[(7,171.50 – 6,830.00) / 6,830.00] × 25% = 1.25%
[(1,365.00 – 1,300.00) / 1,300.00] × 10% = 0.50%
[($42.00 – $40.00) / $40.00] × 15% = 0.75%

2.50% + 1.25% + 0.50% + 0.75% = 5%

Ending basket level	=	100 × (1 + 5%), which equals 105
Basket percent increase	=	(105 – 100) / 100, which equals 5%

The payment at maturity per Buffered PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the basket percent increase times (iii) the leverage factor, or:

$10 × 5% × 150% = $0.75

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $12.20 per Buffered PLUS, the payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.75 = $10.75

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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	% Weight in Basket	Hypothetical initial component price	Hypothetical final component price	Basket component return
SX5E Index	50%	3,150.00	3,622.50	+15%
UKX Index	25%	6,830.00	7,854.50	+15%
TPX Index	10%	1,300.00	1,495.00	+15%
ETF Shares	15%	$40.00	$46.00	+15%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical value above, the sum of the component return of each basket component times the basket component weighting of each such basket component:

[(3,622.50 – 3,150.00) / 3,150.00] × 50% = 7.50%
[(7,854.50 – 6,830.00) / 6,830.00] × 25% = 3.75%
[(1,495.00 – 1,300.00) / 1,300.00] × 10% = 1.50%
[($46.00 – $40.00) / $40.00] × 15% = 2.25%

7.50% + 3.75% + 1.50% + 2.25% = 15%

Ending basket level	=	100 × (1 + 15%), which equals 115
Basket percent increase	=	(115 – 100) / 100, which equals 15%

The payment at maturity per Buffered PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the basket percent increase times (iii) the leverage factor, or:

$10 × 15% × 150% = $2.25

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $12.20 per Buffered PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $12.20 per Buffered PLUS.

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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3:  The final basket value is less than the initial basket value by not more than the buffer amount.

Basket component	% Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
SX5E Index	50%	3,150.00	2,992.00	-5%
UKX Index	25%	6,830.00	6,488.50	-5%
TPX Index	10%	1,300.00	1,235.00	-5%
ETF Shares	15%	$40.00	$38.00	-5%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of each such basket component:

[(2,992.00 – 3,150.00) / 3,150.00] × 50% = -2.50%
[(6,488.50 – 6,830.00) / 6,830.00] × 25% = -1.25%
[(1,235.00 – 1,300.00) / 1,300.00] × 10% = -0.50%
[($38.00 – $40.00) / $40.00] × 15% = -0.75%

(-2.50%) + (-1.25%) + (-0.50%) + (-0.75%) = -5%

Ending basket level	=	100 × (1 + (-5%)), which equals 95
Basket percent increase	=	(95 – 100) / 100, which equals -5%

In the above example, although the final basket value is less than the initial basket value, because the final basket value represents a decline from the initial basket value of 5%, which is less than the buffer amount of 10%, the payment at maturity per Buffered Plus will equal $10.

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Buffered PLUS Based on the Performance of a Basket of Three Indices and an Exchange-Traded Fund due July 28, 2016

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value by more than the buffer amount.

Basket component	% Weight in Basket	Hypothetical initial component price	Hypothetical final component price	Basket component return
SX5E Index	50%	3,150.00	630.00	-80%
UKX Index	25%	6,830.00	7,171.50	+5%
TPX Index	10%	1,300.00	1,365.00	+5%
ETF Shares	15%	$40.00	$42.00	+5%

Basket performance factor = final basket value / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical values above, the sum of the component return of each basket component times the basket component weighting of each such basket component:

[(630.00 – 3,150.00) / 3,150.00] × 50% = -40.00%
[(7,171.50 – 6,830.00) / 6,830.00] × 25% = 1.25%
[(1,365.00 – 1,300.00) / 1,300.00] × 10% = 0.50%
[($42.00 – $40.00) / $40.00] × 15% = 0.75%

-40.00% + 1.25% + 0.50% + 0.75% = -37.50%

Ending basket level	=	100 × (1 + (-37.50%)), which equals 62.50
Basket performance factor	=	62.50 / 100, which equals 62.50%

In the above example, the final component values of all the basket components except for the SX5E Index (with a combined weighting of 50% of the basket) are each higher than their respective initial component values, but the final component value of the SX5E Index (with a weighting of 50% of the basket) is lower than its initial component value. Accordingly, although the final component values of 50% of the basket components (by weight) are greater than their respective initial component values, the final component value of the other 50% (by weight) of the basket is less than its final component value and, because the decline is significant, this decline more than offsets the increases in the other basket components. Consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value by more than the buffer amount of 10% in this example, the payment at maturity per Buffered PLUS will equal $10 times the basket performance factor plus $1.00; or

($10 × 62.50%) + $1 = $7.25

The payment at maturity per Buffered PLUS will be $7.25, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket, plus the buffer amount of 10%.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-1-II and “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	Buffered PLUS do not pay interest and you could lose up to 90% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal, subject to the credit risk of JPMorgan Chase & Co. If the final basket value has declined by an amount greater than the buffer amount of 10% from the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket, plus $1.00 per Buffered PLUS. Accordingly, you could lose up to 90% of your principal.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $12.20 (at least 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Although the leverage factor provides 150% exposure to any increase in the final basket value as compared to the initial basket value on the valuation date, because the maximum payment at maturity will be limited to at least 122.00% of the stated principal amount for the Buffered PLUS, any increase in the final basket value by more than approximately 14.667% (if the maximum payment at maturity is set at 122.00% of the stated principal amount) will not further increase the return on the Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any basket component, calculation of the final index value of any underlying index in the event of a discontinuance or material change in method of calculation of that underlying index or the calculation of the final share price in the event of a discontinuance of the ETF Shares or any anti-dilution adjustments, may affect the payment to you at maturity. Moreover, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to the PLUS Generally” in the accompanying product supplement no. MS-1-II for additional information about these risks.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The Buffered PLUS are linked to a basket consisting of three indices and an exchange-traded fund. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value,
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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

▪	The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the basket component weighting for the SX5E Index is greater than the basket component weighting for the UKX Index, a 5% decrease in the value of the SX5E Index will have a greater effect on the basket closing value than a 5% increase in value of the UKX Index. Because the SX5E Index makes up 50% of the basket, we expect that generally the market value of your Buffered PLUS and your payment at maturity will depend significantly on the performance of the SX5E Index. See “Hypothetical Payouts on the Buffered PLUS at Maturity — Example 4” in this document.
▪	JPMS’s estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the Buffered PLUS will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	JPMS’s estimated value does not represent future values of the Buffered PLUS and may differ from others’ estimates. JPMS’s estimated value of the Buffered PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Buffered PLUS that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Buffered PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
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▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the Buffered PLUS;
o	dividend rates on the equity securities included in or held by the basket components;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in or held by the basket components trade and the correlation among those rates and the levels of the basket components;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket or the basket components. Investing in the Buffered PLUS is not equivalent to investing in the basket, the basket components or their component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares of the stocks that constitute any underlying index or that are held by the EEM ETF.
▪	Adjustments to an underlying index could adversely affect the value of the Buffered PLUS. The publisher for an underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in each of the underlying indices and the ETF Shares have been issued by non-U.S. companies. Investments in Buffered PLUS linked to the value of such non-U.S. equity securities
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involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.

▪	The Buffered PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the three underlying indices. The value of your Buffered PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in each of the underlying indices are based, although any currency fluctuations could affect the performance of each of the underlying indices. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Buffered PLUS, you will not receive any additional payment or incur any reduction in any payment on the Buffered PLUS.
▪	The Buffered PLUS are subject to currency exchange risk with respect to the ETF Shares. Because the prices of the equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities underlying the ETF Shares are traded. Your net exposure will depend on the extent to which the currencies in which securities underlying the ETF Shares are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities underlying the ETF Shares are traded, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are::
▪	existing and expected rates of inflation;
▪	existing and expected interest rate levels;
▪	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
▪	political, civil or military unrest in the countries issuing those currencies and the United States; and
▪	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The Buffered PLUS entail emerging markets risk with respect to the ETF Shares. The equity securities underlying the ETF Shares have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Adjustments to the ETF Shares or to the reference index could adversely affect the value of the PLUS. BlackRock Fund Advisors is currently the investment adviser to the ETF Shares, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of, the MSCI Emerging Markets Index which we refer to as the reference index. MSCI Inc. (“MSCI”) is responsible for designing and maintaining the reference index. MSCI can add, delete or substitute the stocks underlying the reference index or make other methodological changes that could change the value of the reference index. Pursuant to an investment strategy or otherwise, the investment adviser to the ETF Shares may add, delete or substitute the stocks underlying the ETF Shares. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the PLUS.
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▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on the NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares, and consequently, the value of the PLUS.
▪	We have no affiliation with the ETF Shares. To our knowledge, we are not currently affiliated with any issuers of the stocks underlying the ETF Shares or the reference index. We have not independently verified any of the information about the ETF Shares and the reference index contained in these preliminary terms or in underlying supplement no. 1-I. You should make your own investigation into the ETF Shares and the reference index. We are not responsible for the ETF Shares’ public disclosure of information, whether contained in SEC filings or otherwise.
▪	There are differences between the ETF Shares and the reference index. The ETF Shares do not fully replicate the reference index, may hold securities not included in the reference index and their performance will reflect additional transaction costs and fees that are not included in the calculation of the reference index, all of which may lead to a lack of correlation between the ETF Shares and the reference index. In addition, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the reference index. Finally, because the ETF Shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the reference index.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS may be materially and adversely affected.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value or initial share price, as applicable, of a basket component and, therefore, could potentially increase the level that the final basket value must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The final terms and valuation of the Buffered PLUS will be provided in the pricing supplement. The final terms of the Buffered PLUS will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the maximum payment at maturity will be provided in the pricing supplement and may be as low as the applicable minimum set forth on the cover of this document.
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Accordingly, you should consider your potential investment in the Buffered PLUS based on the minimum for JPMS’s estimated value and the maximum payment at maturity.

▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS―Additional Provisions―Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. For example, the Buffered PLUS could be treated either as subject (in whole or in part) to the “constructive ownership transaction” rules of Section 1260 of the Internal Revenue Code, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II, or as “contingent payment debt instruments.” In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders – Additional tax consideration

Non-U.S. Holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Buffered PLUS.  As proposed, these rules are sweeping in scope and could apply even if the payments on the relevant equity-linked financial instrument are determined without reference to dividends on the underlying equities.  If applicable, withholding would apply with respect to amounts treated as attributable to dividends on underlying U.S. equities paid after December 31, 2015 if you acquired the Buffered PLUS in question on or after March 5, 2014.  Although there are exceptions to the broad reach of these proposed withholding rules, they are uncertain in scope, and we or other withholding agents may determine that withholding is required after December 31, 2015, in which case we will not be required to pay any amounts with respect to amounts withheld. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations.

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Basket Overview

Basket Components

The EURO STOXX 50® Index. The EURO STOXX 50® Index, consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information on the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying index supplement no.1-I.

The FTSETM 100 Index. The FTSETM 100 Index is an index calculated, published and disseminated by FTSE, a company owned by the London Stock Exchange (“LSE”). The FTSETM 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. For additional information on the FTSETM 100 Index, see the information set forth under “Equity Index Descriptions ― FTSETM 100 Index” in the accompanying index supplement no.1-I.

The TOPIX® Index. The TOPIX® Index, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the Japanese common stocks listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the “TSE.” Japanese stocks admitted to the TSE are assigned either to the TSE First Section, the TSE Second Section or the TSE Mothers. Stocks listed in the First Section, which number approximately 1,760, are among the most actively traded stocks on the TSE. See “Equity Index Descriptions — The TOPIX® Index” in the accompanying underlying supplement no. 1-I.

The iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index, which we refer to as the reference Index with respect to the iShares® MSCI Emerging Markets ETF. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. On July 1, 2013, the name of the iShares® MSCI Emerging Markets ETF was changed from the iShares® MSCI Emerging Markets Index Fund to the current name. For additional information about the Fund, see the information set forth under “Fund Descriptions — The iShares® MSCI Emerging Markets Index Fund” in the accompanying underlying supplement no. 1-I.

Basket component information as of January 21, 2014
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The EURO STOXX 50® Index	SX5E	3,153.08	2,726.63 (on 1/21/2013)	3,168.76 (on 1/15/2014)	2,511.83 (on 6/24/2013)	50%
The FTSETM 100 Index	UKX	6,834.26	6,180.98 (on 1/21/2013)	6,840.27 (on 5/22/2013)	6,029.10 (on 6/24/2013)	25%
The TOPIX® Index	TPX	1,295.95	905.16 (on 1/21/2013)	1,306.23 (on 1/8/2014)	887.79 (on 1/23/2013)	10%
The iShares® MSCI Emerging Markets ETF	EEM	$39.73	$44.71 (on 1/22/2013)	$44.71 (on 1/22/2013)	$36.63 (on 6/24/2013)	15%

The following graph is calculated to show the performance of the basket during the period from January 2, 2009 through January 21, 2014, assuming the basket components are weighted as set out above such that the initial basket value was 100 was on January 2, 2009 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the Buffered PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.’

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Historical Basket Performance January 2, 2009 through January 21, 2014

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The following graphs set forth the official daily values, for each of the basket components for the period from January 2, 2009 through January 21, 2014. The related tables set forth the published high and low, as well as end-of-quarter, values for each respective basket component for each quarter in the same period. The component values on January 21, 2014 were, in the case of the SX5E Index, 3,153.08, in the case of the UKX Index, 6,834.26, in the case of the TPX Index, 1,295.95 and in the case of the ETF Shares, $39.73. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the component values and basket closing value on the valuation date. We cannot give you any assurance that the basket will appreciate over the term of the Buffered PLUS so that you do not suffer a loss on your initial investment in the Buffered PLUS.

Historical Performance of the EURO STOXX 50® Index January 2, 2009 through January 21, 2014

License Agreement between STOXX Limited and an affiliate of J.P. Morgan Chase & Co. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The Buffered PLUS based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement no. 1-I.

EURO STOXX 50® Index	High	Low	Period End
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53

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EURO STOXX 50® Index	High	Low	Period End
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter (through January 21, 2014)	3,168.76	3,059.93	3,153.08
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Historical Performance of the FTSETM 100 Index January 2, 2009 through January 21, 2014

License Agreement between FTSE and an affiliate of J.P. Morgan Chase & Co. The use of and reference to the FTSE™ 100 Index in connection with the Buffered PLUS has been consented to by the FTSE. All rights to the FTSE™ 100 Index are owned by the FTSE, the publisher of the FTSE™ 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE™ 100 Index. In addition, none of the LSE and FTSE has any relationship to JPMorgan Chase & Co. or the Buffered PLUS. None of the LSE and the FTSE sponsors, endorses, authorizes, sells or promotes the Buffered PLUS, or has any obligation or liability in connection with the administration, marketing or trading of the Buffered PLUS.

FTSETM 100 Index	High	Low	Period End
2009
First Quarter	4,638.92	3,512.09	3,926.14
Second Quarter	4,506.19	3,925.52	4,249.21
Third Quarter	5,172.89	4,127.17	5,133.90
Fourth Quarter	5,437.61	4,988.70	5,412.88
2010
First Quarter	5,727.65	5,060.92	5,679.64
Second Quarter	5,825.01	4,914.22	4,916.87
Third Quarter	5,602.54	4,805.75	5,548.62
Fourth Quarter	6,008.92	5,528.27	5,899.94
2011
First Quarter	6,091.33	5,598.23	5,908.76
Second Quarter	6,082.88	5,674.38	5,945.71
Third Quarter	6,054.55	5,007.16	5,128.48
Fourth Quarter	5,713.82	4,944.44	5,572.28
2012
First Quarter	5,965.58	5,612.26	5,768.45
Second Quarter	5,874.89	5,260.19	5,571.15
Third Quarter	5,915.55	5,498.32	5,742.07
Fourth Quarter	5,961.59	5,605.59	5,897.81
2013
First Quarter	6,529.41	6,027.37	6,411.74

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FTSETM 100 Index	High	Low	Period End

Second Quarter	6,840.27	6,029.10	6,215.47
Third Quarter	6,681.98	6,229.87	6,462.22
Fourth Quarter	6,777.70	6,337.91	6,749.09
2014
First Quarter (through January 21, 2014)	6,834.26	6,691.34	6,834.26

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the TOPIX® Index January 2, 2009 through January 21, 2014

We expect to enter into a non-exclusive license agreement with the TSE providing for the license to J.P. Morgan Securities LLC and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the Buffered PLUS.

TOPIX® Index	High	Low	Period End
2009
First Quarter	888.25	700.93	773.66
Second Quarter	950.54	793.82	929.76
Third Quarter	975.59	852.42	909.84
Fourth Quarter	915.87	811.01	907.59
2010
First Quarter	979.58	881.57	978.81
Second Quarter	998.90	841.42	841.42
Third Quarter	870.73	804.67	829.51
Fourth Quarter	908.01	803.12	898.80
2011
First Quarter	974.63	766.73	869.38
Second Quarter	865.55	805.34	849.22
Third Quarter	874.34	728.85	761.17
Fourth Quarter	771.43	706.08	728.61
2012
First Quarter	872.42	725.24	854.35
Second Quarter	856.05	695.51	770.08
Third Quarter	778.70	706.46	737.42
Fourth Quarter	859.80	713.95	859.80
2013
First Quarter	1,058.10	871.88	1,034.71
Second Quarter	1,276.03	991.34	1,133.84
Third Quarter	1,222.72	1,106.05	1,194.10
Fourth Quarter	1,302.29	1,147.58	1,302.29
2014
First Quarter (through January 21, 2014)	1,306.23	1,269.08	1,295.95

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the iShares® MSCI Emerging Markets ETF January 2, 2009 through January 21, 2014

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2009
First Quarter	$27.06	$19.92	$24.78
Second Quarter	$34.60	$25.62	$32.19
Third Quarter	$39.24	$30.71	$38.86
Fourth Quarter	$42.02	$37.52	$41.46
2010
First Quarter	$43.18	$36.80	$42.08
Second Quarter	$43.94	$36.13	$37.29
Third Quarter	$44.73	$37.56	$44.73
Fourth Quarter	$48.54	$44.73	$47.60
2011
First Quarter	$48.67	$44.62	$48.67
Second Quarter	$50.19	$45.49	$47.58
Third Quarter	$48.44	$34.94	$35.06
Fourth Quarter	$42.79	$34.35	$37.93
2012
First Quarter	$44.75	$38.22	$42.93
Second Quarter	$43.53	$36.67	$39.18
Third Quarter	$42.36	$37.41	$41.31
Fourth Quarter	$44.35	$40.13	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$41.63
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter (through January 21, 2014)	$40.27	$39.57	$39.73

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Buffered PLUS
JPMS’s estimated value of the Buffered PLUS:

JPMS’s estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the Buffered PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the Buffered PLUS will be lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Buffered PLUS. See “Risk Factors — JPMS’s estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS” in this document.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:	You should review carefully the section entitled “Material U.S. Federal Income Tax

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your Buffered PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. For example, the Buffered PLUS could be treated either as subject (in whole or in part) to the “constructive ownership transaction” rules of Section 1260 of the Internal Revenue Code, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II, or as “contingent payment debt instruments.” In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders – Additional tax consideration

Non-U.S. Holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Buffered PLUS.  As proposed, these rules are sweeping in scope and could apply even if the payments on the relevant equity-linked financial instrument are determined without reference to dividends on the underlying equities.  If applicable, withholding would apply with respect to amounts treated as attributable to dividends on underlying U.S. equities paid after December 31, 2015 if you acquired the Buffered PLUS in question on or after March 5, 2014.  Although there are exceptions to the broad reach of these proposed withholding rules, they are uncertain in scope, and we or other withholding agents may determine that withholding is required after December 31, 2015, in which case we will not be required to pay any amounts with respect to amounts withheld. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations.

Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Buffered PLUS.

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “EURO STOXX 50® Index Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to JPMS’s estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

For purposes of the Buffered PLUS offered by this document, the first and second paragraph of the section entitled “Use of Proceeds and Hedging” on page PS-33 of the accompanying product supplement no. MS-1-II are deemed deleted in their entirety. Please refer instead to the discussion set forth above.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-1-II.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-33 of the accompanying product supplement no. MS-1-II.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. MS-1-II, underlying supplement no. 1-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in product supplement no. MS-1-II dated February 6, 2013 and underlying supplement no. 1-I dated November 14, 2011.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-1-II and “Risk Factors” in the accompanying underlying supplement no. 1-I, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated February 6, 2013:

http://www.sec.gov/Archives/edgar/data/19617/000095010313000899/crt_dp36035-424b2.pdf

• Underlying supplement no. 1-I dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf

• Prospectus supplement dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “Buffered PLUSSM” are service marks of Morgan Stanley.

January 2014	Page 27